Exhibit 99.1

For Immediate Release	Contact: Cathy Maloney
VP, Investor Relations
774-512-6650
cmaloney@bjs.com

BJ’S WHOLESALE CLUB ANNOUNCES EARNINGS FOR FOURTH QUARTER AND FISCAL 2010

Provides Earnings Guidance for Fiscal 2011

WESTBOROUGH, MA – March 2, 2011 – BJ’s Wholesale Club, Inc. (NYSE: BJ) today reported net income of $10.2 million, or $0.19 per diluted share, for the fourth quarter ended January 29, 2011. These results include post-tax expense of $41.1 million for club closures, restructuring activities and asset impairment charges, as announced in the Company’s press release of January 5, 2011. Excluding the post-tax expense of $41.1 million, adjusted non-GAAP net income was $51.3 million, or $0.95 per diluted share.

For the year ended January 29, 2011, the Company reported net income of $95.0 million, or $1.77 per diluted share. Excluding the post-tax expense of $41.1 million mentioned above, adjusted non-GAAP net income for fiscal 2010 was $136.1 million, or $2.53 per diluted share.

Laura Sen, BJ’s president and chief executive officer, said, “I am very pleased with our results for the fourth quarter and full year, which reflect continued margin expansion and excellent cost control. Consistent growth in member visits, membership renewals and sales of perishable food demonstrate that BJ’s is continuing to capture market share from other retail channels.”

For the fourth quarter ended January 30, 2010, the Company reported net income of $54.5 million, or $1.00 per diluted share. These results include post-tax income of $3.5 million, or $0.06 per diluted share related to payments the Company received from a class action settlement involving the credit card interchange fees charged by MasterCard and Visa, and income from an adjustment to legal reserves. Excluding the post-tax income of $3.5 million, adjusted non-GAAP net income was $51.0 million, or $0.94 per diluted share.

For the year ended January 30, 2010, the Company reported net income of $131.3 million, or $2.40 per diluted share. These results include the two income items mentioned above in connection with the fourth quarter, as well as post-tax expense of $6.9 million, or $0.13 per diluted share to establish a reserve in connection with a proposed settlement of a legal claim. Excluding the post-tax income of $3.5 million and post-tax expense of $6.9 million, adjusted non-GAAP net income for fiscal 2009 was $134.7 million, or $2.46 per diluted share.

Sales Results for Fourth Quarter and Year Ended January 29, 2011

Net sales for the fourth quarter ended January 29, 2011, increased by 7.4% to $2.90 billion, and comparable club sales increased by 3.8%, including a contribution from sales of gasoline of 2.1%. Excluding the impact of gasoline sales, merchandise comparable club sales increased by 1.7% for the fourth quarter. For the year ended January 29, 2011, net sales rose by 8.3% to $10.63 billion and comparable club sales increased by 4.4%, including a contribution from sales of gasoline of 2.0%. Excluding the impact of gasoline sales, merchandise comparable club sales increased by 2.4% for the full year.

-More-

BJ’s Wholesale Club

March 2, 2011

The Company provided the following additional information regarding comparable club sales (all comparisons are to the comparable, prior year period):

•

Excluding the impact of gasoline, member traffic increased by 2% for the fourth quarter and 3% for the year. The average transaction amount was approximately flat for the fourth quarter and decreased by approximately 1% for the year.

•	Sales of food increased by 2% for the fourth quarter and 4% for the year. General merchandise sales increased by 1% for the fourth quarter and decreased by approximately 1% for the year.

•

For the fourth quarter, departments with the strongest comparable club sales increases versus last year included bakery, cheese, dairy, deli, frozen, health & wellness, meat, milk, prepared foods, produce, small appliances, summer seasonal , video games and winter supplies. Weaker departments versus last year included apparel, baby food, books, cigarettes, diapers, plates & utensils, paper products, prerecorded video, televisions and water.

Earnings Guidance for the First Quarter and Fiscal Year Ending January 28, 2012

For fiscal 2011, the Company expects to report GAAP net income in the range of $144 million to $154 million, and earnings per diluted share in the range of $2.62 to $2.82. For the first quarter of fiscal 2011, the Company expects to report GAAP net income in the range of $29.5 million to $31.5 million, and earnings per diluted share in the range of $0.54 to $0.58.

Fourth Quarter and Year End 2010 Earnings Conference Call

BJ’s management will host a conference call today at 8:30 a.m. ET to discuss information included in this press release and related matters. The conference call will be available through webcast and replay from BJ’s investor relations website at http://www.bjsinvestor.com.

About BJ’s Wholesale Club

BJ’s introduced the wholesale club concept to New England in 1984 and has since expanded to become a leading warehouse chain in the eastern United States. The Company currently operates 190 BJ’s Wholesale clubs in 15 states.

Presentation of Non-GAAP Information

This press release includes the non-GAAP financial measure of adjusted net income. Management uses this non-GAAP measure internally in reviewing the Company’s performance and believes that the presentation of adjusted non-GAAP net income aids investors’ understanding of historical and expected financial results and in the comparability of financial information from period to period. Specifically, management believes that the income related to favorable income from MasterCard and VISA settlements, adjustments to its legal reserve in 2009 and the expense related to the Company’s restructuring activities and club closures in fiscal 2010, are outside the ordinary course of the Company’s business. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

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BJ’s Wholesale Club

March 2, 2011

Forward-Looking Statements

Statements contained in this press release, including earnings guidance, that are not purely historical are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, forward-looking statements are often characterized by the words “believes,” “anticipates,” “plans,” “estimates,” “expects” and similar expressions. Actual results may differ materially from those indicated by forward-looking statements. Factors that may cause or contribute to such differences include, without limitation, levels of gasoline profitability, levels of customer demand, economic and weather conditions, the rate of inflation or deflation, federal, state and local regulation in the Company’s markets, federal budgetary and tax policy, litigation activities by organized labor, competitive conditions, uncertainties introduced by the Company’s February 2011 announcement that it has decided to explore and evaluate strategic alternatives, including a possible sale of the Company, our success in settling lease obligations for closed clubs, progress associated with the implementation of technology initiatives and other factors discussed in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended January 30, 2010. Any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. Our forward-looking statements do not reflect the potential future impact of any merger, acquisition or disposition. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

-See Supplemental Information and Financial Tables-

BJ’s Wholesale Club, Inc. and Consolidated Subsidiaries

STATEMENTS OF INCOME (Unaudited)

(Dollars in Thousands Except Per Share Amounts)

	Quarter Ended		Fiscal Year Ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010

Net sales	$2,899,783	$2,701,230	$10,632,947	$9,820,912
Membership fees	48,696	45,710	190,678	179,571
Other revenues	13,336	13,037	53,614	50,114

Total revenues	2,961,815	2,759,977	10,877,239	10,050,597

Cost of sales, including buying and occupancy costs	2,629,149	2,446,353	9,697,014	8,950,774
Selling, general and administrative expenses	243,947	216,965	933,836	860,830
Preopening expenses	2,901	3,560	12,578	11,354
Restructuring, impairments and other	25,681	—	25,681	—

Operating income	60,137	93,099	208,130	227,639
Interest expense, net	(354)	(343)	(1,306)	(719)

Income from continuing operations before income taxes	59,783	92,756	206,824	226,920
Provision for income taxes	22,970	37,435	82,558	92,111

Income from continuing operations	36,813	55,321	124,266	134,809
Loss from discontinued operations, net of income taxes	(26,610)	(789)	(29,230)	(3,538)

Net income	$10,203	$54,532	$95,036	$131,271

Basic earnings per common share:
Income from continuing operations	$0.69	$1.04	$2.36	$2.52
Loss from discontinued operations	(0.50)	(0.02)	(0.56)	(0.07)

Net income	$0.19	$1.02	$1.80	$2.45

Diluted earnings per common share:
Income from continuing operations	$0.68	$1.02	$2.31	$2.47
Loss from discontinued operations	(0.49)	(0.02)	(0.54)	(0.07)

Net income	$0.19	$1.00	$1.77	$2.40

Number of common shares for earnings per share computations:
Basic	52,975,645	53,236,204	52,649,434	53,543,461
Diluted	53,964,794	54,466,102	53,745,977	54,658,211

BJ’s clubs in operation - end of period	189	187

BJ’s Wholesale Club, Inc. and Consolidated Subsidiaries

CONDENSED BALANCE SHEETS (Unaudited)

(Dollars in Thousands)

	January 29,	January 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$101,350	$58,752
Accounts receivable	137,524	128,137
Merchandise inventories	981,576	930,289
Current deferred income taxes	20,265	18,252
Prepaid expenses	39,119	37,197
Prepaid taxes	9,707	—

Total current assets	1,289,541	1,172,627
Property, net of depreciation	1,005,047	961,841
Deferred income taxes	—	10,762
Other assets	24,416	26,066

TOTAL ASSETS	$2,319,004	$2,171,296

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$540	$608
Accounts payable	655,084	665,907
Accrued expenses and other current liabilities	314,617	337,877
Closed store obligations	16,772	1,687

Total current liabilities	987,013	1,006,079
Long-term debt, less portion due within one year	—	540
Noncurrent closed store obligations	29,922	8,291
Deferred income taxes	10,304	—
Other noncurrent liabilities	147,456	130,833
Stockholders’ equity	1,144,309	1,025,553

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,319,004	$2,171,296

BJ’s Wholesale Club, Inc. and Consolidated Subsidiaries

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollars in Thousands)

	Fiscal Year Ended
	January 29,	January 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$95,036	$131,271
Provision for closing and impairment costs	65,649	861
Depreciation and amortization	126,727	112,777
Share-based compensation expense	16,695	22,011
Deferred income taxes	18,206	(2,066)
(Increase) decrease in merchandise inventories, net of accounts payable	(51,558)	633
Decrease in closed store obligations	(6,459)	(1,605)
Other	(35,523)	36,082

Net cash provided by operating activities	228,773	299,964

CASH FLOWS FROM INVESTING ACTIVITIES
Property additions	(186,706)	(176,396)
Property disposals	110	—
Purchase of marketable securities	(898)	(436)
Sale of marketable securities	1,159	31

Net cash used in investing activities	(186,335)	(176,801)

CASH FLOWS FROM FINANCING ACTIVITIES
Excess tax benefit from exercise of stock options	1,629	1,047
Purchase of treasury stock	(19,212)	(129,258)
Proceeds from issuance of common stock	18,376	13,235
Dividends paid	(25)	(25)
Repayment of long-term debt	(608)	(567)

Net cash provided by (used in) financing activities	160	(115,568)

Net increase in cash and cash equivalents	$42,598	$7,595

Supplemental Information

Comparative Club Sales by Geographic Region

Comparative club sales by geographic region, including the impact from sales of gasoline were as follows:

	Thirteen Weeks Ended January 29, 2011			Fifty-Two Weeks Ended January 29, 2011
	Comparable Club Sales	Impact of Gasoline Sales	Merchandise Comparable Club Sales	Comparable Club Sales	Impact of Gasoline Sales	Merchandise Comparable Club Sales
New England	2.3%	2.7%	(0.4)%	3.5%	2.3%	1.2%
Upstate New York	5.9%	2.5%	3.4%	5.5%	2.5%	3.0%
Metro New York	(1.5)%	0.7%	(2.2)%	1.0%	0.5%	0.5%
Mid Atlantic	5.1%	2.4%	2.7%	3.8%	2.0%	1.8%
Southeast	8.2%	2.0%	6.2%	9.3%	2.7%	6.6%

Total chain	3.8%	2.1%	1.7%	4.4%	2.0%	2.4%

Share Repurchase Activity

For fiscal 2010, the Company purchased 272,800 shares of BJ’s common stock at an average price of $33.69 per share, for a total expenditure of approximately $9.2 million. As of January 29, 2011, the Company’s remaining repurchase authorization from the Board of Directors was $272.0 million.

GAAP to Non-GAAP Reconciliation

The following is a reconciliation of net income and diluted earnings per share, as reported on a GAAP basis, to adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share, for the thirteen and fifty-two weeks ended January 29, 2011 and January 30, 2010:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(Dollars in Thousands)	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
GAAP net income	$10,203	$54,532	$95,036	$131,271
Club closing charges	25,794	—	25,794	—
Restructuring, impairments and other	15,306	—	15,306	—
Charge for wage and hour litigation settlement	—	—	—	6,938
MasterCard® and Visa® class action settlement	—	(1,789)	—	(1,789)
Reversal of provision for credit card claims	—	(1,724)	—	(1,724)

Total adjustments	41,100	(3,513)	41,100	3,425

Adjusted non-GAAP net income	$51,303	$51,019	$136,136	$134,696

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
GAAP diluted earnings per common share	$0.19	$1.00	$1.77	$2.40
Club closing charges	0.48	—	0.48	—
Restructuring, impairments and other	0.28	—	0.28	—
Charge for wage and hour litigation settlement	—	—	—	0.13
MasterCard® and Visa® class action settlement	—	(0.03)	—	(0.03)
Reversal of provision for credit card claims	—	(0.03)	—	(0.03)

Total adjustments	0.76	(0.06)	0.76	0.06

Adjusted non-GAAP diluted earnings per common share	$0.95	$0.94	$2.53	$2.46

GAAP to Non-GAAP Earnings Guidance Reconciliation

The following is a reconciliation of net income and diluted earnings per share guidance, as reported on a GAAP basis, to adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share guidance for the thirteen weeks ending April 30, 2011 and fifty-two weeks ending January 28, 2012, as well as actual results for this year’s comparable periods:

	Thirteen Weeks		Fifty-Two Weeks
(Dollars in Thousands)	Ending April 30, 2011	Ended May 1, 2010	Ending January 28, 2012	Ended January 29, 2011
GAAP net income	$29,500 - $31,500	$26,089	$144,000 - $154,000	$95,036
Club closing charges	—	—	—	25,794
Restructuring, impairments and other	—	—	—	15,306

Adjusted non-GAAP net income	$29,500 - $31,500	$26,089	$144,000 - $154,000	$136,136

	Thirteen Weeks		Fifty-Two Weeks
	Ending April 30, 2011	Ended May 1, 2010	Ending January 28, 2012	Ended January 29, 2011
GAAP diluted earnings per common share	$0.54 - $0.58	$0.49	$2.62 - $2.82	$1.77
Club closing charges	—	—	—	0.48
Restructuring, impairments and other	—	—	—	0.28

Adjusted non-GAAP diluted earnings per common share	$0.54 - $0.58	$0.49	$2.62 - $2.82	$2.53

Earnings Guidance

The following chart presents the detailed elements of our sales and earnings guidance for the thirteen weeks ending April 30, 2011 and fifty-two weeks ending January 28, 2012:

	1st Quarter	Full Year
Net sales increase	6.5% to 8.5%	5.5% to 7.5%
Comparable club sales increase	2.5% to 4.5%	2.5% to 4.5%
Impact of gasoline sales on comparable club sales	0.5% to 1.5%	(0.5)% to 0.5%
Merchandise comparable club sales increase	1.5% to 3.5%	2.0% to 4.0%
Membership fee growth	8.0% to 9.0%	9.0% to 10.0%
Depreciation expense (in millions)	$33.0 to $34.0	$135.0 to $141.0
Preopening expense (in millions)	$0.0 to $0.5	$6.0 to $8.0
Income Tax Rate	40.5%	40.5%